Exhibit 99.1

AUTO DATA NETWORK, INC. ANNOUNCES RECEIPT OF PREFERRED SHAREHOLDER CONSENTS FOR SPIN-OUT OF SHARES OF AFTERSOFT GROUP, INC.

NEW YORK and LONDON, Jan. 30, 2007 (PRIME NEWSWIRE) -- Auto Data Network, Inc. (Pink Sheets: ADNW) today announced that it has received the consents it was seeking from the holders of a majority of each of its classes of preferred stock for the previously announced spin-out of its holdings in Aftersoft Group, Inc. to the shareholders of Auto Data Network, Inc. The shares being spun out are to be covered by a registration statement to be filed with the SEC. It is anticipated that the registration statement will be filed with the SEC within approximately two weeks. The spin-out will be effective when the registration statement is declared effective by the SEC. The ex-dividend date will be three business days after the SEC declares that registration statement to be effective. The spin-out ratio will be approximately .95 of a share of common stock of Aftersoft Group, Inc. for every 1 share of common stock of Auto Data Network, Inc. (on a fully diluted basis).

About Auto Data Network, Inc.
Auto Data Network is a group of established companies that provide software products and services to the automotive industry. The company's main customer base is the auto dealership marketplace. This marketplace consists of approximately 78,000 dealers in North America and 92,000 dealers in Europe. The company estimates that this represents a $15 billion market for software and services specifically for auto dealerships.

About Aftersoft Group, Inc.
Aftersoft is a leading supplier of business management solutions serving small and medium-size businesses. Aftersoft Group, Inc. has operations in Sheffield (United Kingdom), Allentown (Pennsylvania), and San Juan Capistrano (California). Aftersoft is currently focused on serving the auto parts aftermarket, which is a $68 billion market opportunity in the U.S. alone, with approximately 20,000 potential clients. Aftersoft has recently developed its products so as to be able to serve the wholesale market, a $263 billion U.S. market opportunity with 31,000 potential clients, and the hardlines and lumber market, a $95 billion market opportunity with 29,000 potential clients.
Our customers have complex supply chains that need specialized software services to operate efficiently. Our customers operate in complex distribution environments and manage market and sell large quantities of diverse types of products. Businesses with complex supply chains need more sophisticated systems in tune with their vertical marketplace to operate efficiently.

The Company's Systems and Services
Meeting the needs of the automotive aftermarket requires a combination of business management systems, information products and online services that combine to deliver benefits for all parties involved in the timely repair of a vehicle. The company provides systems and services which meet these needs and help its customers meet their customers' expectations. These products and services include:

* Business management systems comprised of the company's proprietary software applications, implementation and training and third-party hardware and peripherals;

* Information products related to parts, tires, labor estimates, scheduled maintenance, repair information, technical service bulletins, pricing and product features and benefits, which are used by the different participants in the automotive aftermarket; and,

* Online services and products that provide online connectivity between manufacturers, warehouse distributors, retailers and automotive service providers. These products enable electronic data interchange throughout the automotive aftermarket supply chain between the different trading partners. They also enable procurement and business services to be projected over the Web to an expanded business audience.

Safe Harbor Statement
This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties impacting the company's business including, increased competition; the ability of the company to expand its operations through either acquisitions or internal growth, to attract and retain qualified professionals, and to expand commercial relationships; technological obsolescence; general economic conditions; and other risks detailed time to time in filings with the Securities and Exchange Commission (SEC).

CONTACT: Auto Data Network, Inc.
Ian Warwick
(212) 897-6848
info@autodatanetwork.com